EXHIBIT 10.4

AMENDMENT NO. 1

TO

COHERUS ONCOLOGY, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (this “Amendment”) to the 2014 Employee Stock Purchase Plan (the “Plan”) of Coherus Oncology, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 7.5 of the Plan, effective as of April 23, 2025.

WITNESSETH THAT:

WHEREAS, the Company presently maintains the Plan for the benefit of its employees and employees of its Designated Subsidiaries (as defined in the Plan); and

WHEREAS, pursuant to Section 7.5 of the Plan, the Board of Directors of the Company (the “Board”) may, in its sole discretion, amend, suspend, or terminate the Plan at any time; and

WHEREAS, an amendment to increase the number of shares of Common Stock subject to the Plan is not effective without the approval of the Company’s stockholders within twelve (12) months before or after an action by the Board to amend the Plan to increase the number of shares of Common Stock reserved for the Plan; and

WHEREAS, the Board believes it is in the best interests of the Company to amend the Plan as set forth in this Amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Plan.

2.	Amendment to the Plan. Subject to the approval of the Company’s stockholders within 12 months after the effective date of this Amendment, Section 5.1 of the Plan is hereby amended to the following:

“Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 5,020,000 shares of Common Stock may be issued under the Plan. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.”

3.	Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4.

Governing Law. To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts or choice of law principles.

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